EXHIBIT 99.2

COMBINED STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

Year Ended December 31, 2023
with Report of Independent Certified Public Accountants

Report of Independent Certified Public Accountants

Board of Directors and Stockholders
SandRidge Energy, Inc.

Opinion
We have audited the Combined Statement of Revenues and Direct Operating Expenses of certain interests in oil and gas properties, rights, and related assets owned by Upland Exploration, LLC and Upland Operating, LLC (collectively, the “Assets”), for the year ended December 31, 2023, and the related notes to the statement.

In our opinion, the accompanying combined statement presents fairly, in all material respects, the revenues and direct operating expenses of the Assets for the year ended December 31, 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Statement section of our report. We are required to be independent of the Assets and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of matter – basis of accounting
We draw attention to Note 1 to the Combined Statement of Revenues and Direct Operating Expenses, which describes that the accompanying Combined Statement of Revenues and Direct Operating Expenses was prepared for the purpose of a filing requirement of the United States Securities and Exchange Commission and is not intended to be a complete presentation of the Assets’ revenues and expenses. As a result, the combined statement may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of management for the statement
Management is responsible for the preparation and fair presentation of the Combined Statement of Revenues and Direct Operating Expenses in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined statement that is free from material misstatement, whether due to fraud or error.

Auditor’s responsibilities for the audit of the statement
Our objectives are to obtain reasonable assurance about whether the Combined Statement of Revenues and Direct Operating Expenses as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined statement.

In performing an audit in accordance with US GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the Combined Statement of Revenues and Direct Operating Expenses, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the Combined Statement of Revenues and Direct Operating Expenses.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Assets’ internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the Combined Statement of Revenues and Direct Operating Expenses.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
November 14, 2024

COMBINED STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

Year Ended December 31,
2023
$ in thousands
Revenues	$38,661
Direct operating expenses	7,112
Excess of revenues over direct operating expenses	$31,549

See accompanying Notes to the Combined Statement of Revenues and Direct Operating Expenses

NOTES TO THE COMBINED STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

1. Background Information and Basis of Presentation

On August 30, 2024, SandRidge Exploration and Production, LLC (the “Purchaser”), a Delaware limited liability company and a wholly owned subsidiary of SandRidge Energy, Inc. (the “Company”), Upland Exploration, LLC, a Texas limited liability company, and Upland Operating, LLC, an Oklahoma limited liability company (together with Upland Exploration, LLC, collectively, the “Seller”) closed the transactions (collectively the “Transaction”) contemplated by the previously announced Purchase and Sale Agreement, dated July 29, 2024, as amended August 30, 2024 (the “PSA”) and the Purchaser purchased certain of Seller’s interests in oil and gas properties, rights, and related assets in the Cherokee play of the Western Anadarko Basin (the “Assets”) for $123.8 million (the “Closing”), subject to a customary final post-closing settlement between Purchaser and Seller. The Company funded the closing payment with cash on hand.

The accompanying Combined Statement of Revenues and Direct Operating Expenses (the “Statement”) represents the direct undivided interests in oil, natural gas and natural gas liquids (“NGL”) revenues and direct operating expenses associated with the producing wells in the Assets. The Combined Statement of Revenues and Direct Operating Expenses have been derived from the historical financial records of the Seller. For purposes of this statement, all oil and natural gas properties identified in the purchase and sale agreement are included herein. During the period presented, the Assets were not accounted for or operated as a separate entity, subsidiary, segment or division by the Seller. Accordingly, a complete set of financial statements required, if available, by the Securities and Exchange Commission’s Regulation S-X, including a balance sheet and statement of cash flows, prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) is not available or practicable to prepare for the Assets. The accompanying Combined Statement of Revenues and Direct Operating Expenses varies from a complete income statement in accordance with U.S. GAAP in that it does not reflect certain expenses incurred in connection with the ownership and operation of the Assets, including but not limited to depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses, interest expense, and provision for income taxes. In addition, the Combined Statement of Revenues and Direct Operating Expenses is not indicative of the results of operations for the Assets on a go forward basis.

2. Summary of Significant Accounting Policies

Revenue Recognition

Revenue from the sale of oil, natural gas and NGLs is recognized in the period that the performance obligations are satisfied in accordance with Financial Accounting Standards Codification (“ASC”) Topic 606, Revenue Recognition. These performance obligations are primarily comprised of the delivery of oil, natural gas or NGLs at specified delivery points. Each barrel of oil, MMBtu of natural gas or other unit of measure is separately identifiable and represents a distinct performance obligation to which the transaction price is allocated. Performance obligations are satisfied at a point in time once control of the product has been transferred to the customer through delivery of oil, natural gas and NGLs.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and include lease operating expenses as well as production, ad valorem and other taxes.

Use of Estimates

U.S. GAAP requires management to make estimates and assumptions based on judgment that affect the amounts reported in the Statement. Actual results may differ from those estimates for a variety of reasons.

3. Subsequent Events

The Transaction closed on August 30, 2024, pursuant to the Terms of the PSA. The Company evaluated subsequent events through November 14, 2024, the date the Combined Statement of Revenues and Direct Operating Expenses was available to be issued, and has concluded that no other events need to be reported for this period.

Supplemental Oil and Natural Gas Disclosures (Unaudited)

Oil, Natural Gas and NGL Reserve Quantities

The unaudited supplemental information on oil and natural gas exploration and production activities related to the Assets for 2023 has been prepared in accordance with ASC Topic 932, Extractive Activities—Oil and Gas and the Securities and Exchange Commission’s final rule, Modernization of Oil and Gas Reporting based on the 12-month unweighted first-day-of-the-month average prices as of December 31, 2023, with appropriate adjustments by property for location, quality, and gathering and marketing differentials.

Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic, governmental regulations and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. The proved oil, natural gas and NGL reserves disclosed below have been independently prepared by Cawley, Gillespie & Associates. Refer to our Annual Report on Form 10-K for our reserves process and more information regarding reserve preparation, to include independent engineering.

Below are the net quantities of estimated total proved, proved developed and proved undeveloped reserves of the Assets. An analysis of the change in estimated quantities of reserves, all of which are located within the United States, is presented below:

	Oil	NGL	Natural Gas	Total
	(MBbls)	(MBbls)	(MMcf)	MBoe
Proved developed and undeveloped reserves
As of December 31, 2022	1,288	1,323	6,676	3,723
Revisions of previous estimates	116	149	921	418
Extensions and discoveries	1,041	1,559	8,038	3,940
Production	(432)	(223)	(1,294)	(870)
As of December 31, 2023	2,013	2,808	14,342	7,211
Proved developed reserves
As of December 31, 2022	588	609	3,044	1,704
As of December 31, 2023	1,624	2,304	11,811	5,896
Proved undeveloped reserves
As of December 31, 2022	700	714	3,633	2,019
As of December 31, 2023	389	505	2,531	1,315

Totals may not sum or recalculate due to rounding

Standardized Measure of Discounted Future Net Cash Flows (Unaudited)

The standardized measure of discounted future net cash flows related to proved reserves (“Standardized Measure”) is a disclosure requirement under ASC 932-325. The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of the proved reserves of the Assets. Significant changes in estimated reserves volumes or commodity prices could have a material effect on the results of operations of the Assets. The estimates of future cash flows are based on the 12-month first-day-of-the-month average prices which are calculated using $2.33 per mcf, $75.88 per bbl of oil and $16.25 per bbl of NGL, respectively, after basis differential adjustments.

Estimated future net cash flows presented are reduced by estimated future production costs and future development costs, which include abandonment and dismantlement costs based on existing costs, assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted at a rate of 10%. No deduction has been made for general and administrative expenses, interest expense, depreciation, depletion and amortization or federal or state income taxes.

The Standardized Measure of the Assets is presented below ($ in thousands):

December 31,
2023
Future cash inflows from production	$232,213
Future production costs	(64,190)
Future development costs	(13,381)
Future income tax expenses	(83)
Undiscounted future net cash flows	154,559
10% annual discount	(58,835)
Standardized Measure of discounted future net cash flows	$95,724

Changes in the Standardized Measure of the Assets are as follows ($ in thousands):

Year Ended December 31,
2023
Standardized Measure - Beginning of year	$57,579
Increase (decrease) in:
Revenues less production	(32,592)
Net changes in prices, production and other costs	(26,069)
Development costs incurred	26,660
Net changes in future development costs	—
Extensions and discoveries	55,727
Revisions of previous quantity estimates	7,216
Accretion of discount	5,758
Net change in income taxes	(52)
Purchases of reserves in-place	—
Sales of reserves in-place	—
Timing differences and other	1,497
Net change for the year	38,145
Standardized Measure - end of year	$95,724